Exhibit 21.1

Subsidiaries of SunCom Wireless, Inc.

The subsidiaries of SunCom Wireless, Inc. are as follows:

Triton PCS Holdings Company L.L.C., a Delaware limited liability company

Triton PCS Finance Company, Inc., a Delaware corporation

SunCom Wireless Management Company, Inc. (f/k/a Triton Management Company, Inc.), a Delaware corporation

Triton PCS Investment Company L.L.C., a Delaware limited liability company

Affiliate License Co., LLC, a Delaware limited liability company

SunCom Wireless International LLC, a Delaware limited liability company

Triton PCS Property Company L.L.C., a Delaware limited liability company

Triton PCS Equipment Company L.L.C., a Delaware limited liability company

SunCom Wireless Operating Company, L.L.C. (f/k/a Triton PCS Operating Company L.L.C.), a Delaware limited liability company

Triton PCS License Company L.L.C., a Delaware limited liability company

SunCom Wireless Puerto Rico Operating Company, LLC, a Delaware limited liability company

Triton Network Newco, LLC, a Delaware limited liability company

AWS Network Newco, LLC, a Delaware limited liability company

Triton License Newco, LLC, a Delaware limited liability company